SUPPLEMENTAL INFORMATION

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (the "Supplemental") to the "Corporation" refer to GGP Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, this information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

NON-GAAP MEASURES
For full discussion of the definitions, purpose and use of non-GAAP financial measures see “Non-GAAP Supplemental Financial Measures and Definitions” on pages ER5 to ER7.

This Supplemental makes reference to company same store net operating income (“Company Same Store NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). Company Same Store NOI is defined as income from operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses, excluding full or partial reductions in ownership as a result of sales or other transactions ("Sold Interests"), periodic effects of full or partial acquisitions of properties and certain redevelopments. EBITDA is defined as NOI (Company Same Store plus Company Non-Same Store NOI) less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain revenues and expenses. Company Same Store NOI is presented to exclude the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of GAAP to Non-GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page

Earnings Press Release	ER1-7	Asset Transactions:
		Summary of Asset Transactions	16
GAAP Financial Statements:
GAAP Overview	1	Portfolio Operating Metrics:
Consolidated Balance Sheets	2	Key Operating Performance Indicators	17
Consolidated Statements of Income	3	Signed Leases All Less Anchors	18
		Lease Expiration Schedule and Top Ten Tenants	19
Non-GAAP Proportionate Financial Information:		Property Schedule	20-26
Proportionate Overview	4
Proportionate Assets, Liabilities, and Equity	5	Miscellaneous:
Company NOI, EBITDA and FFO	6-7	Capital Information	27
Reconciliation of GAAP to Non-GAAP Financial Measures	8-10	Change in Total Common and Equivalent Shares	28
		Development Summary	29
Debt:		Proportionate Capital Expenditures	30
Summary, at Share	11	Corporate Information	31
Detail, at Share	12-15	Glossary of Terms	32

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by GGP Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update any forward-looking statements.

SELECT SCHEDULE DEFINITIONS

Page	Schedule	Description
Non-GAAP Proportionate Financial Information:
4	Proportionate Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5	Proportionate Assets, Liabilities and Equity
Provides the adjustments for noncontrolling interests and the Company's proportionate share of assets, liabilities and equity related to investments accounted for under the equity method to calculate the Company's proportionate share.

6-7	Company NOI, Company EBITDA and Company FFO
For the three and six months ended June 30, 2017 and 2016, provides the Company's proportionate share of revenues and expenses related to noncontrolling interests and investments accounted for under the equity method to calculate the Company's proportionate share. Company NOI, Company EBITDA and Company FFO include certain adjustments as defined on page 6.

Same Store Portfolio Operating Metrics:
17	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
20-26	Property Schedule
By Property, gross leasable area detail, including:
Anchor tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Percentage leased

See Glossary of Terms for detailed descriptions.

GGP REPORTS SECOND QUARTER 2017 RESULTS
AND DECLARES THIRD QUARTER DIVIDEND

Chicago, Illinois, August 2, 2017 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and six months ended June 30, 2017.

GAAP Operating Results

•
For the three months ended June 30, 2017, net income attributable to GGP was $126 million, or $0.13 per diluted share, as compared to $186 million, or $0.19 per diluted share, in the prior year period. For the six months ended June 30, 2017, net income attributable to GGP was $233 million, or $0.24 per diluted share, as compared to $378 million, or $0.39 per diluted share, in the prior year period.

•	Net income attributable to GGP decreased 32.3% from the prior year period primarily due to 2016 gains related to the sale of interests in two properties.

•	The Company declared a third quarter common stock dividend of $0.22 per share, an increase of 10% over the third quarter of 2016.

Company Operating Results

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased approximately 0.7% and 1.6% from the prior year period for the three and six months ended June 30, 2017, respectively.

•
For the three months ended June 30, 2017, Company Net Operating Income (“Company NOI”) as adjusted was $551 million as compared to $544 million in the prior year period, an increase of 1.3%. For the six months ended June 30, 2017, Company NOI as adjusted was $1.11 billion as compared to $1.09 billion, an increase of 2.2%.[1]

•
For the three months ended June 30, 2017, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) as adjusted was $507 million as compared to $502 million in the prior year period, an increase of 1.1%. For the six months ended June 30, 2017, Company EBITDA as adjusted was $1.03 billion as compared to $1.01 billion, an increase of 2.5%.[1]

•
For the three months ended June 30, 2017, Company Funds From Operations (“Company FFO”) was $335 million, or $0.35 per diluted share, as compared to $340 million, or $0.35 per diluted share, in the prior year period. For the six months ended June 30, 2017, Company FFO was $681 million, or $0.71 per diluted share, as compared to $723 million, or $0.75 per diluted share, in the prior year period.

•	Same Store leased percentage was 95.7% at quarter end.

•	Initial NOI weighted rental rates for signed leases that have commenced in the trailing twelve months on a suite-to-suite basis increased 13.4% when compared to the rental rate for expiring leases.

•	For the trailing twelve months, NOI weighted tenant sales per square foot (<10K sf) were $705 an increase of 1.7% over the prior year.

•	Tenant sales (all less anchors) increased 0.8% on a trailing 12-month basis, excluding apparel the increase is 3.1%.

1.	See Supplemental Information page 4 for items included as adjustments.

ER1

Investment Activities
Development
The Company’s development and redevelopment activities total $1.5 billion, of which approximately $1.3 billion is under construction and $0.2 billion is in the pipeline.

Acquisitions
In the second quarter, the Company acquired its joint venture partner’s interest in Neshaminy Mall in Bensalem, Pennsylvania, and the Younkers anchor box at Jordan Creek Town Center in West Des Moines, Iowa.

The Company received an additional 7.3% of its joint venture partner's membership interests in Miami Design District for two promissory notes totaling $98 million, resulting in a total ownership of 22.3%.

The Company received a 10% joint venture membership interest in 522 Fifth Avenue for a $9.0 million promissory note.

Subsequent to quarter end, the Company closed on two transactions with Seritage Growth Properties for gross consideration of $247.6 million. Pursuant to the transactions, the Company (i) acquired the remaining 50% interest in eight of the 12 assets in the existing joint venture between the two companies for $190.1 million; and (ii) acquired a 50% joint venture interest in five additional assets for $57.5 million.

Dispositions
The Company sold Red Cliffs Mall in St. George, Utah, for approximately $39.1 million.

The Company completed its disposition of Lakeside Mall.

Financing Activities
Subsequent to quarter end, the Company obtained $325 million of new fixed rate debt with term to maturity of 10.0 years and an interest rate of 3.98%.

Subsequent to quarter end, the Company received a $20 million payment on a promissory note from its joint venture partner.

Dividends
On August 2, 2017, the Company’s Board of Directors declared a third quarter common stock dividend of $0.22 per share payable on October 31, 2017, to stockholders of record on October 13, 2017. This represents an increase of $0.02 per share or 10% growth over the dividend declared for the third quarter of 2016.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on October 2, 2017, to stockholders of record on September 15, 2017.

ER2

Guidance

Earnings Guidance	For the year ending December 31, 2017	For the three months ending September 30, 2017

Net income attributable to GGP	$0.58 - $0.62	$0.11 - $0.13
Preferred stock dividends	(0.02)	(0.01)
Net income attributable to common stockholders	$0.56 - $0.60	$0.10 - $0.12
Loss (gain) from changes in control and other	0.02	—
Depreciation, including share of JVs	1.01	0.25
NAREIT FFO	$1.59 - $1.63	$0.35 - $0.37
Adjustments[1]	(0.03)	0.01
Company FFO per diluted share	$1.56 - $1.60	$0.36 - $0.38

1. Includes impact of straight-line rent, above/below market rent, gain/loss on foreign currency and the related provision for income taxes, and other items. For discussion on the purpose and use of these adjustments please see the Non-GAAP Supplemental Financial Measures and Definitions section on page ER7.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Company Same Store NOI and Operating Income growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Wednesday, August 2, 2017, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 44508800.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

ER3

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

ER4

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.
The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

ER5

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.
We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

ER6

EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) attributable to common shareholders and redeemable non-controlling common unit holders computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

ER7

GAAP Financial Statements

GAAP FINANCIAL OVERVIEW (In thousands, except per share )

	Three Months Ended			Six Months Ended
	June 30, 2017	June 30, 2016	Percentage Change	June 30, 2017	June 30, 2016	Percentage Change

Operating income	$182,793	$216,035	(15.4)%	$375,662	$390,016	(3.7)%

Net Income attributable to GGP	125,863	185,945	(32.3)%	233,022	377,725	(38.3)%

Net income attributable to common stockholders	121,879	181,962	(33.0)%	225,054	369,758	(39.1)%
Diluted earnings per share	$0.13	$0.19	(32.5)%	$0.24	$0.39	(38.9)%

Diluted weighted average number of shares outstanding	945,325	952,290		947,412	951,229

GAAP FINANCIAL STATEMENTS Consolidated Balance Sheets (In thousands)

	June 30, 2017	December 31, 2016

Assets:
Investment in real estate:
Land	$3,043,007	$3,066,019
Buildings and equipment	16,144,950	16,091,582
Less accumulated depreciation	(2,930,511)	(2,737,286)
Construction in progress	273,008	251,616
Net property and equipment	16,530,454	16,671,931
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,866,518	3,868,993
Net investment in real estate	20,396,972	20,540,924
Cash and cash equivalents	227,626	474,757
Accounts receivable, net	301,515	322,196
Notes receivable, net	609,415	678,496
Deferred expenses, net	269,445	209,852
Prepaid expenses and other assets	472,473	506,521
Total assets	$22,277,446	$22,732,746
Liabilities:
Mortgages, notes and loans payable	$12,496,119	$12,430,418
Investment in Unconsolidated Real Estate Affiliates	25,863	39,506
Accounts payable and accrued expenses	591,023	655,362
Dividend payable	201,238	433,961
Deferred tax liabilities	3,664	3,843
Junior Subordinated Notes	206,200	206,200
Total liabilities	13,524,107	13,769,290
Redeemable noncontrolling interests:
Preferred	52,485	144,060
Common	197,294	118,667
Total redeemable noncontrolling interests	249,779	262,727
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,184,043	8,393,722
Noncontrolling interests in consolidated real estate affiliates	34,175	33,583
Noncontrolling interests related to long-term incentive plan common units	43,300	31,382
Total equity	8,503,560	8,700,729
Total liabilities, redeemable noncontrolling interests and equity	$22,277,446	$22,732,746

GAAP FINANCIAL STATEMENTS Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues:
Minimum rents	$349,205	$363,412	$698,218	$734,544
Tenant recoveries	161,926	169,763	324,982	342,211
Overage rents	3,280	4,375	9,217	12,519
Management fees and other corporate revenues	20,847	18,917	48,990	52,659
Other	20,538	18,119	40,722	39,685
Total revenues	555,796	574,586	1,122,129	1,181,618
Expenses:
Real estate taxes	59,042	57,309	116,536	115,412
Property maintenance costs	10,724	11,955	25,699	29,438
Marketing	1,296	2,738	3,441	4,792
Other property operating costs	69,590	71,601	138,893	141,995
Provision for doubtful accounts	3,166	1,710	6,617	5,111
Property management and other costs	39,025	38,282	80,139	69,027
Provision for loan loss	—	—	—	36,069
General and administrative	15,862	14,650	30,546	28,076
Provisions for impairment	—	4,058	—	44,763
Depreciation and amortization	174,298	156,248	344,596	316,919
Total expenses	373,003	358,551	746,467	791,602
Operating income	182,793	216,035	375,662	390,016
Interest and dividend income	17,452	13,335	35,388	29,393
Interest expense	(134,209)	(148,366)	(266,532)	(296,043)
(Loss) gain on foreign currency	(3,877)	7,893	(694)	16,829
(Loss) gain from changes in control of investment properties and other, net	(15,841)	38,553	(15,841)	113,108
Gain on extinguishment of debt	55,112	—	55,112
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	101,430	127,450	183,095	253,303
(Provision for) benefit from income taxes	(3,844)	2,242	(8,354)	(679)
Equity in income of Unconsolidated Real Estate Affiliates	30,732	34,618	63,946	92,108
Unconsolidated Real Estate Affiliates - gain on investment	—	25,591	—	40,506
Net Income	128,318	189,901	238,687	385,238
Allocation to noncontrolling interests	(2,455)	(3,956)	(5,665)	(7,513)
Net income attributable to GGP	125,863	185,945	233,022	377,725
Preferred stock dividends	(3,984)	(3,983)	(7,968)	(7,967)
Net income attributable to common stockholders	$121,879	$181,962	$225,054	$369,758

Basic Earnings Per Share:	$0.14	$0.21	$0.25	$0.42
Diluted Earnings Per Share:	$0.13	$0.19	$0.24	$0.39

Non-GAAP Proportionate Financial Information

NON-GAAP PROPORTIONATE FINANCIAL OVERVIEW[1] (In thousands, except per share)

	Three Months Ended			Six Months Ended
	June 30, 2017	June 30, 2016	Percentage Change	June 30, 2017	June 30, 2016	Percentage Change

Company Same Store NOI [2]	$546,810	$543,097	0.7%	$1,104,728	$1,086,825	1.6%

Company NOI [4]	563,431	554,594		1,139,025	1,139,501
Adjustments [3]	(12,340)	(10,314)		(25,969)	(50,628)
Company NOI - as adjusted	551,091	544,280	1.3%	1,113,056	1,088,873	2.2%

Company EBITDA [4]	519,619	512,036	1.5%	1,058,394	1,078,174	(1.8)%
Adjustments [5]	(12,340)	(10,314)		(25,969)	(71,200)
Company EBITDA - as adjusted	507,279	501,722	1.1%	1,032,425	1,006,974	2.5%

Company FFO [6]	334,717	340,050		680,934	722,853
Company FFO per diluted share	$0.35	$0.35		$0.71	$0.75

FFO [7]	381,203	342,238		721,192	705,548
FFO per diluted share	$0.40	$0.36		$0.76	$0.74

Diluted weighted average number of Company shares outstanding	952,013	958,833		954,077	957,755

1 For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.
2 Includes lease termination fees of $4.3 million and $2.2 million for the three months ended June 30, 2017 and 2016 and $15.3 million and $10.2 million for the six months ended June 30, 2017 and 2016, respectively.
3 Adjustments include $12.3 million and $10.3 million condominium NOI for the three months ended June 30, 2017 and 2016 and $26.0 million and $50.6 million condominium NOI for the six months ended June 30, 2017 and 2016, respectively from Company NOI.
4 Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 32.
5 Adjustments include $12.3 million and $10.3 million condominium NOI for the three months ended June 30, 2017 and 2016 and $26.0 million and $50.6 million condominium NOI for the six months ended June 30, 2017 and 2016, respectively, $13 million gain on sales of Seritage stock for the six months ended June 30, 2016, and $7.5 million G&A savings for the six months ended June 30, 2016 from Company EBITDA.
6 Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 32.
7 FFO is presented in accordance with the NAREIT definition of FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Proportionate Assets, Liabilities and Equity[1] (In thousands)

	As of June 30, 2017		As of December 31, 2016
	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Noncontrolling Interests [2]	Unconsolidated Properties [2]

Assets:
Investment in real estate:
Land	$(26,255)	$2,258,282	$(36,830)	$2,181,417
Buildings and equipment	(175,638)	8,281,499	(206,810)	8,191,356
Less accumulated depreciation	27,462	(1,677,388)	38,785	(1,648,775)
Construction in progress	(223)	256,767	(128)	174,684
Net property and equipment	(174,654)	9,119,160	(204,983)	8,898,682
Investment in and loans to/from Unconsolidated Real Estate Affiliates	—	(3,866,518)	—	(3,688,993)
Net investment in real estate	(174,654)	5,252,642	(204,983)	5,209,689
Cash and cash equivalents	(3,728)	242,022	(4,373)	237,923
Accounts receivable, net	(3,413)	353,002	(3,484)	322,387
Notes receivable, net	34	5,325	(109)	4,400
Deferred expenses, net	(5,236)	216,284	(2,866)	192,759
Prepaid expenses and other assets	(9,099)	203,634	(8,550)	199,100
Total assets	$(196,096)	$6,272,909	$(224,365)	$6,166,258

Liabilities:
Mortgages, notes and loans payable	$(149,432)	$5,894,327	$(181,775)	$5,854,328
Investment in Unconsolidated Real Estate Affiliates	—	(25,863)	—	(39,506)
Accounts payable and accrued expenses	(12,489)	404,085	(9,007)	351,122
Dividend payable	—	—	—	—
Deferred tax liabilities	—	360	—	314
Junior Subordinated Notes	—	—	—	—
Total liabilities	(161,921)	6,272,909	(190,782)	6,166,258

Redeemable noncontrolling interests:
Preferred	—	—	—	—
Common	—	—	—	—
Total redeemable noncontrolling interests	—	—	—	—

Equity:
Preferred stock	—	—	—	—
Stockholders' equity	—	—	—	—
Noncontrolling interests in consolidated real estate affiliates	(34,175)	—	(33,583)	—
Noncontrolling interests related to Long-Term Incentive Plan Common Units	—	—	—	—
Total equity	(34,175)	—	(33,583)	—
Total liabilities, redeemable noncontrolling interests and equity	$(196,096)	$6,272,909	$(224,365)	$6,166,258
1 The Company's proportionate share of assets, liabilities and equity can be calculated using the consolidated information from page 2 combined with the columns above.
2 See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Three Months Ended June 30, 2017 and 2016 (In thousands)

	Three Months Ended June 30, 2017				Three Months Ended June 30, 2016
	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Sold Interests[3]	Adjustments [4]	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$(4,608)	$148,557	$(3,919)	$3,495	$(3,176)	$140,910	$(22,033)	$3,330
Tenant recoveries	(2,046)	60,297	(2,262)	—	(1,368)	57,215	(8,228)	—
Overage rents	(40)	2,099	10	—	(9)	2,232	(171)	—
Other revenue	(204)	6,022	(568)	—	(151)	5,773	(1,431)	—
Condominium sales	—	41,701	—	—	—	35,404	—	—
Total property revenues	(6,898)	258,676	(6,739)	3,495	(4,704)	241,534	(31,863)	3,330
Property operating expenses:
Real estate taxes	(1,019)	16,404	(500)	(1,490)	(743)	13,351	(1,800)	(1,490)
Property maintenance costs	(76)	4,693	(208)	—	(53)	4,699	(782)	—
Marketing	(17)	1,899	(88)	—	(19)	1,951	(133)	—
Other property operating costs	(641)	27,633	(1,313)	(788)	(466)	26,020	(4,295)	(802)
Provision for doubtful accounts	(43)	1,082	(340)	—	(5)	2,552	(262)	—
Condominium cost of sales	—	31,129	—	—	—	26,336	—	—
Total property operating expenses	(1,796)	82,840	(2,449)	(2,278)	(1,286)	74,909	(7,272)	(2,292)
NOI	$(5,102)	$175,836	$(4,290)	$5,773	$(3,418)	$166,625	$(24,591)	$5,622
Management fees and other corporate revenues	—	48	—	—	—	48	—	—
Property management and other costs [6]	198	(9,921)	82	—	129	(8,465)	148	—
General and administrative	—	(179)	—	—	—	(519)	115	—
EBITDA	$(4,904)	$165,784	$(4,208)	$5,773	$(3,289)	$157,689	$(24,328)	$5,622
Depreciation on non-income producing assets [7]	—	—	—	—	—	—	—	—
Investment income, net	387	493	—	(205)	386	809	(2)	(205)
Preferred unit distributions [8]	—	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—
Interest expense:
Mark-to-market adjustments on debt	—	61	—	(1,122)	—	88	942	(1,453)
Gain on debt extinguishment [9]	—	—	(55,112)	—	—	—	—	—
Interest on existing debt	1,908	(60,928)	3,336	—	1,339	(55,851)	8,750	—
Gain on foreign currency	—	—	—	3,877	—	—	—	(7,893)
Provision for loan loss	—	—	—	—	—	—	—	—
(Provision for) benefits from income taxes	17	(126)	—	—	14	(96)	—	724
FFO from sold interests	—	—	55,984	(54,809)	—	—	14,638	1,017
FFO	$(2,592)	$105,284	$—	$(46,486)	$(1,550)	$102,639	$—	$(2,188)

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($5,114) and ($6,998) and above/below market lease amortization of $8,611 and $10,327 for the three months ended June 30, 2017 and 2016, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

7.	Consolidated amounts for depreciation on non-income producing assets are $4,430 and $4,113 for the three months ended June 30, 2017 and 2016, respectively.

8.	Consolidated amounts for preferred unit distributions are $883 and $2,201 for the three months ended June 30, 2017 and 2016, respectively.

9.	Amount reflects a $55M gain on extinguishment of debt resulting from the Lakeside Mall transaction.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Six Months Ended June 30, 2017 and 2016 (In thousands)

	Six Months Ended June 30, 2017				Six Months Ended June 30, 2016
	Noncontrolling Interests[2]	Unconsolidated Properties[2]	Sold Interests[3]	Adjustments [4]	Noncontrolling Interests[2]	Unconsolidated Properties[2]	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$(9,684)	$305,824	$(9,288)	$11,678	$(6,674)	$276,923	$(44,873)	$6,473
Tenant recoveries	(4,112)	122,509	(4,910)	—	(2,967)	115,950	(17,068)	—
Overage rents	(108)	5,184	(157)	—	(108)	6,024	(875)	—
Other revenue	(406)	12,372	(1,417)	—	(349)	11,755	(2,880)	—
Condominium sales	—	90,194	—	—	—	176,823	—	—
Total property revenues	(14,310)	536,083	(15,772)	11,678	(10,098)	587,475	(65,696)	6,473
Property operating expenses:
Real estate taxes	(1,770)	34,657	(1,150)	(2,979)	(1,523)	29,080	(3,644)	(2,979)
Property maintenance costs	(167)	10,428	(749)	—	(139)	10,130	(1,740)	—
Marketing	(35)	4,268	(230)	—	(32)	6,364	(206)	—
Other property operating costs	(1,467)	54,637	(3,795)	(1,576)	(1,049)	51,612	(8,947)	(1,604)
Provision for doubtful accounts	(49)	2,156	(708)	—	(11)	4,521	(500)	—
Condominium cost of sales	—	68,007	—	—	—	131,531	—	—
Total property operating expenses	(3,488)	174,153	(6,632)	(4,555)	(2,754)	233,238	(15,037)	(4,583)
NOI	$(10,822)	$361,930	$(9,140)	$16,233	$(7,344)	$354,237	$(50,659)	$11,056
Management fees and other corporate revenues	—	97	—	—	—	48	—	—
Property management and other costs [6]	425	(19,242)	186	—	280	(17,130)	302	—
General and administrative	—	(380)	(22)	—	—	(612)	229	—
EBITDA	$(10,397)	$342,405	$(8,976)	$16,233	$(7,064)	$336,543	$(50,128)	$11,056
Depreciation on non-income producing assets [7]	—	—	—	—	—	—	—	—
Investment income, net	750	(8,728)	—	(409)	772	1,514	(3)	(409)
Preferred unit distributions [8]	—	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—
Interest expense:
Mark-to-market adjustments on debt	—	151	—	(2,332)	—	174	1,868	(2,672)
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	—	—
Gain on debt extinguishment [9]	—	—	(55,112)	—	—	—	—	—
Interest on existing debt	4,008	(121,086)	7,164	—	2,778	(110,626)	17,098	—
Gain (loss) on foreign currency	—	—	—	694	—	—	—	(16,829)
Provision for loan loss [10]	—	—	—	—	—	—	—	28,549
(Provision for) benefit from income taxes	36	(265)	—	—	31	(179)	—	(4,355)
FFO from sold interests	—	—	56,924	(54,444)	—	—	31,163	1,965
FFO	$(5,603)	$212,477	$—	$(40,258)	$(3,483)	$227,426	$(2)	$17,305

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as s result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency and the related provision for income taxes, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($3,729) and ($13,978) and above/below market lease amortization of $15,404 and $20,451 for the six months ended June 30, 2017 and 2016, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated managements fees and other corporate revenues.

7.	Consolidated amounts for depreciation on non-income producing assets are $8,749 and $7,223 for the six months ended June 30, 2017 and 2016, respectively.

8.	Consolidated amounts for preferred unit distributions are $3,014 and $4,403 for the six months ended June 30, 2017 and 2016, respectively.

9.	Amount reflects a $55M gain on extinguishment of debt resulting from the Lakeside Mall transaction.

10.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. We wrote down the principal balance by $28.5 million and reversed $7.5 million accrued interest to date, the interest portion impacts Company FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$182,793	$216,035	$375,662	$390,016
Loss (gain) on sales of investment properties [1]	83	1	(1,129)	—
Depreciation and amortization	174,298	156,248	344,596	316,919
Provision for loan loss [2]	—	—	—	36,069
Provision for impairment	—	4,058	—	44,763
General and administrative	15,862	14,649	30,546	28,076
Property management and other costs	39,025	38,282	80,139	69,027
Management fees and other corporate revenues	(20,847)	(18,917)	(48,990)	(52,659)
Consolidated Properties	391,214	410,356	780,824	832,211
Noncontrolling interest in NOI of Consolidated Properties [6]	(5,102)	(3,418)	(10,822)	(7,344)
NOI of sold interests [5,6]	(4,290)	(24,591)	(9,140)	(50,659)
Unconsolidated Properties [6]	175,836	166,625	361,930	354,237
Proportionate NOI	557,658	548,972	1,122,792	1,128,445
Company adjustments: [3]
Minimum rents [4]	3,495	3,330	11,678	6,473
Real estate taxes	1,490	1,490	2,979	2,979
Property operating expenses	788	802	1,576	1,604
Company NOI	563,431	554,594	1,139,025	1,139,501
Less Company Non-Same Store NOI	16,621	11,497	34,297	52,676
Company Same Store NOI	$546,810	$543,097	$1,104,728	$1,086,825
Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$125,863	$185,945	$233,022	$377,725
Allocation to noncontrolling interests	2,455	3,956	5,665	7,513
Loss (gain) on sales of investment properties [1]	83	1	(1,129)	—
Gain on extinguishment of debt	(55,112)	—	(55,112)	—
Loss (gains) from changes in control of investment properties and other	15,841	(38,553)	15,841	(113,108)
Unconsolidated Real Estate Affiliates - gain on investment	—	(25,591)	—	(40,506)
Equity in income of Unconsolidated Real Estate Affiliates	(30,732)	(34,618)	(63,946)	(92,108)
Provision for loan loss [2]	—	—	—	36,069
Provision for impairment	—	4,058	—	44,763
Provision for income taxes	3,844	(2,242)	8,354	679
Loss (gain) on foreign currency	3,877	(7,893)	694	(16,829)
Interest expense	134,209	148,366	266,532	296,043
Interest and dividend income	(17,452)	(13,335)	(35,388)	(29,393)
Depreciation and amortization	174,298	156,248	344,596	316,919
Consolidated Properties	357,174	376,342	719,129	787,767
Noncontrolling interest in EBITDA of Consolidated Properties	(4,904)	(3,289)	(10,397)	(7,064)
EBITDA of sold interests	(4,208)	(24,328)	(8,976)	(50,128)
Unconsolidated Properties	165,784	157,689	342,405	336,543
Proportionate EBITDA	513,846	506,414	1,042,161	1,067,118
Company adjustments: [3]
Minimum rents	3,495	3,330	11,678	6,473
Real estate taxes	1,490	1,490	2,979	2,979
Property operating expenses	788	802	1,576	1,604
Company EBITDA	$519,619	$512,036	$1,058,394	$1,078,174

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$125,863	$185,945	$233,022	$377,725
Redeemable noncontrolling interests	975	1,358	1,805	2,883
Provision for impairment excluded from FFO	—	4,058	—	44,763
Noncontrolling interests in depreciation of Consolidated Properties	(2,008)	(1,168)	(4,783)	(3,283)
Unconsolidated Real Estate Affiliates - gain on investment	—	(25,591)	—	(40,506)
Loss (gain) on sales of investment properties [1]	83	—	(1,129)	1
Preferred stock dividends	(3,984)	(3,983)	(7,968)	(7,967)
Loss (gains) from changes in control of investment properties and other	15,841	(38,553)	15,841	(113,108)
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	169,867	152,134	335,845	309,696
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	74,566	68,038	148,559	135,344
FFO	381,203	342,238	721,192	705,548
Company adjustments: [3]
Minimum rents [4]	3,495	3,330	11,678	6,473
Real estate taxes	1,490	1,490	2,979	2,979
Property operating expenses	788	802	1,576	1,604
Investment income, net	(205)	(205)	(409)	(409)
Market rate adjustments	(1,122)	(1,453)	(2,332)	(2,672)
Provision for loan loss [2]	—	—	—	28,549
Loss (gain) on foreign currency	3,877	(7,893)	694	(16,829)
Provision (benefit) for income taxes	—	724	—	(4,355)
FFO from sold interests [5]	(54,809)	1,017	(54,444)	1,965
Company FFO	$334,717	$340,050	$680,934	$722,853

Reconciliation of GAAP Equity in Income of Unconsolidated Real Estate Affiliates to Equity in NOI of Unconsolidated Properties
Equity in income of Unconsolidated Real Estate Affiliates	$30,732	$34,618	$63,946	$92,108
Other, including gain on sales of investment properties	(14)	(17)	(28)	(28)
Depreciation and amortization of capitalized real estate costs	74,566	68,038	148,559	135,346
FFO of Unconsolidated Properties	105,284	102,639	212,477	227,426
Provision for income taxes	126	96	265	179
Net interest expense	60,374	54,954	129,663	108,938
EBITDA	165,784	157,689	342,405	336,543
General and administrative and provisions for impairment	179	519	380	612
Net property management fees and costs	9,873	8,417	19,145	17,082
Equity in NOI of Unconsolidated Properties:	$175,836	$166,625	$361,930	$354,237

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.13	$0.19	$0.24	$0.39
Preferred stock dividends	—	—	(0.01)	(0.01)
Net income attributable to common stockholders per diluted share	0.13	0.19	0.23	0.38
Provision for impairment excluded from FFO	—	—	—	0.05
Noncontrolling interests in depreciation of Consolidated Properties	—	—	(0.01)	—
Unconsolidated Real Estate Affiliates - gain on investment	—	(0.03)	—	(0.04)
Loss (gains) from changes in control of investment properties and other	0.02	(0.04)	0.02	(0.12)
Depreciation and amortization of capitalized real estate costs	0.25	0.24	0.52	0.47
FFO per diluted share	0.40	0.36	0.76	0.74
Company adjustments: [3]
Straight-line rent	—	—	0.01	0.01
Loan loss provision	—	—	—	0.03
Gain on foreign currency	—	(0.01)	—	(0.03)
FFO from sold interests [5]	(0.05)	—	(0.06)	—
Company FFO per diluted share	$0.35	$0.35	$0.71	$0.75

1.	Amounts included in Consolidated GAAP other revenues but excluded from FFO.

2.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. In the three months ended June 30, 2016, we wrote down the principal balance by $28.5 million and reserved $7.5 million accrued interest to date, the interest portion impacts Company FFO.

3.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency, gain on extinguishment of debt, and other non-comparable items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

4.
Adjustments include amounts for straight-line rent of ($5,114) and ($6,998) and above/below market lease amortization of $8,611 and $10,327 for the three months ended June 30, 2017 and 2016, respectively, and straight-line rent of ($3,729) and ($13,978) and above/below market lease amortization of $15,404 and $20,451 for the three months ended June 30, 2017 and 2016, respectively.

5.
Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions. For the three and six months ended June 30, 2017 this amount reflects a $55 million gain on extinguishment of debt resulting from the Lakeside Mall transaction.

6.	Refer to pages 6-7 for NOI, EBITDA and FFO.

DEBT

DEBT Summary, at Share As of June 30, 2017 (In thousands)

				Maturities[1]
	Interest Rate	Proportionate Balance	Average Remaining Term (Years)	2017	2018	2019	2020	2021	2022	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.42%	$10,012,828	5.4	$—	$118,892	$493,457	$1,476,314	$1,368,776	$1,281,091	$4,431,065	$9,169,595
Property Level Unconsolidated	4.23%	4,577,583	5.1	—	186,862	607,145	619,639	272,361	1,133,000	1,545,611	4,364,618
Total Fixed Rate	4.36%	$14,590,411	5.3	$—	$305,754	$1,100,602	$2,095,953	$1,641,137	$2,414,091	$5,976,676	$13,534,213

Variable Rate
Property Level Consolidated	2.89%	$2,006,130	3.2	$—	$213,425	$389,500	$—	$1,324,602	$—	$—	$1,927,527
Property Level Unconsolidated	3.93%	1,296,752	2.4	—	—	671,461	593,377	30,000	—	—	1,294,838
Junior Subordinated Notes Due 2036	2.62%	206,200	18.8	—	—	—	—	—	—	206,200	206,200
Corporate Revolver	2.41%	345,000	3.3	—	—	—	345,000	—	—	—	345,000
Total Variable Rate	3.18%	$3,854,082	3.8	$—	$213,425	$1,060,961	$938,377	$1,354,602	$—	$206,200	$3,773,565

Total	4.12%	$18,444,493	5.0	$—	$519,179	$2,161,563	$3,034,330	$2,995,739	$2,414,091	$6,182,876	$17,307,778
		Weighted average interest rate		—%	3.52%	4.14%	3.97%	4.12%	4.36%	4.20%

		Total Amortization		$91,648	$198,279	$201,835	$195,914	$151,822	$120,424	$176,793	$1,136,715

								Total Maturities and Amortization[2,3]			$18,444,493

1.	Assumes that all maturity extensions are exercised.

2.	Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$18,444,493
Debt related to solar projects and other	53,081
Proportionate Portfolio Debt	18,497,574
Deferred financing costs, market rate adjustments and other, net	(50,360)
Junior Subordinated Notes Due 2036	(206,200)
Proportionate Mortgages, Notes and Loans Payable	18,241,014
GGP Share of Unconsolidated Real Estate Affiliates	(5,894,327)
Noncontrolling Interests	149,432
Consolidated GAAP Mortgages, Notes and Loans Payable	$12,496,119

3.    Reflects maturities and amortization for periods subsequent to June 30, 2017.

DEBT Detail, at Share[1] As of June 30, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent
Fixed Rate

Consolidated Property Level
The Gallery at Harborplace - Other	100%	$2,218	2018	$190	6.05%	No	$1,092	$936	$—	$—	$—	$—	$—
Hulen Mall	100%	121,799	2018	118,702	4.25%	No	1,215	1,882	—	—	—	—	—
Governor's Square	100%	68,122	2019	66,488	6.69%	No	527	1,107	—	—	—	—	—
Oak View Mall	100%	76,296	2019	74,467	6.69%	No	589	1,240	—	—	—	—	—
Coronado Center	100%	187,711	2019	180,278	3.50%	Yes - Partial	2,065	4,258	1,110	—	—	—	—
Park City Center	100%	179,252	2019	172,224	5.34%	No	1,747	3,666	1,615	—	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	182,651	2020	170,305	2.72%	No	2,041	4,181	4,297	1,827	—	—	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	303,229	2020	282,081	4.06%	No	3,148	6,528	6,802	4,670	—	—	—
The Mall In Columbia	100%	338,956	2020	316,928	3.95%	No	3,298	6,794	7,067	4,869	—	—	—
Northridge Fashion Center	100%	226,630	2021	207,503	5.10%	No	2,328	4,871	5,129	5,369	1,430	—	—
Deerbrook Mall	100%	139,445	2021	127,934	5.25%	No	1,396	2,928	3,087	3,236	864	—	—
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	181,182	2021	165,815	5.18%	No	1,823	3,821	4,026	4,217	1,480	—	—
Providence Place	94%	328,571	2021	302,577	5.65%	No	3,057	6,434	6,813	7,162	2,528	—	—
Fox River Mall	100%	170,515	2021	156,373	5.46%	No	1,627	3,422	3,616	3,796	1,681	—	—
Oxmoor Center	94%	81,644	2021	74,781	5.37%	No	791	1,662	1,755	1,841	814	—	—
Rivertown Crossings	100%	154,082	2021	141,356	5.52%	No	1,464	3,077	3,254	3,417	1,514	—	—
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Bellis Fair	100%	85,818	2022	77,060	5.23%	No	851	1,786	1,883	1,973	2,092	173	—
The Shoppes at Buckland Hills	100%	119,690	2022	107,820	5.19%	No	1,133	2,375	2,503	2,621	2,779	459	—
The Gallery at Harborplace	100%	75,787	2022	68,096	5.24%	No	703	1,474	1,555	1,628	1,728	603	—
The Streets at SoutHPoint	94%	232,337	2022	207,909	4.36%	No	2,294	4,744	4,955	5,175	5,405	1,855	—
Spokane Valley Mall	100%	57,788	2022	51,312	4.65%	No	589	1,228	1,287	1,342	1,414	616	—
Greenwood Mall	100%	63,000	2022	57,469	4.19%	No	419	1,054	1,100	1,140	1,197	621	—
North Star Mall	100%	309,372	2022	270,113	3.93%	No	3,503	7,256	7,551	7,825	8,175	4,949	—
Coral Ridge Mall	100%	107,602	2022	98,394	5.71%	No	777	1,623	1,718	1,819	1,925	1,346	—
The Oaks Mall	100%	128,159	2022	112,842	4.55%	No	1,299	2,706	2,833	2,951	3,106	2,422	—
Westroads Mall	100%	144,755	2022	127,455	4.55%	No	1,468	3,056	3,200	3,333	3,508	2,735	—
Coastland Center	100%	118,613	2022	102,621	3.76%	No	1,361	2,812	2,922	3,023	3,152	2,722	—
Pecanland Mall	100%	86,395	2023	75,750	3.88%	No	844	1,749	1,819	1,882	1,967	2,045	339
Crossroads Center (MN)	100%	98,080	2023	83,026	3.25%	No	1,195	2,459	2,541	2,617	2,713	2,804	725
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	242,992	2023	207,057	5.04%	No	2,642	5,484	5,767	6,064	6,377	6,706	2,895
Meadows Mall	100%	148,569	2023	118,726	3.96%	No	2,216	4,582	4,770	4,950	5,168	5,379	2,778
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	—	1,059	2,648	2,739	2,865	2,981	1,542
Prince Kuhio Plaza	100%	41,874	2023	35,974	4.10%	No	436	903	942	977	1,023	1,067	552
Augusta Mall	100%	170,000	2,023	170,000	4.36%	No	—	—	—	—	—	—	—
Staten Island Mall	100%	245,505	2023	206,942	4.77%	No	2,723	5,643	5,918	6,207	6,510	6,827	4,735
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	—	462	2,871	2,979	3,137	3,279	2,552

DEBT Detail, at Share[1] As of June 30, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent
Boise Towne Square	100%	$126,371	2023	106,372	4.79%	No	1,391	2,880	3,021	3,169	3,324	3,487	2,727
The Crossroads (MI)	100%	94,179	2023	80,833	4.42%	No	904	1,881	1,967	2,046	2,151	2,249	2,148
Jordan Creek Town Center	100%	207,374	2024	177,448	4.37%	No	1,999	4,160	4,348	4,520	4,749	4,963	5,187
Woodbridge Center	100%	249,408	2024	220,726	4.80%	No	1,803	3,777	3,964	4,128	4,367	4,584	6,059
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	244,004	2024	212,423	5.52%	No	1,823	3,798	4,013	4,240	4,480	4,734	8,493
The Parks Mall at Arlington	100%	244,058	2024	212,687	5.57%	No	1,808	3,767	3,983	4,210	4,451	4,705	8,447
Beachwood Place	100%	219,036	2025	184,350	3.94%	No	1,958	4,032	4,194	4,362	4,537	4,719	10,884
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	—	—	—	—
Valley Plaza Mall	100%	240,000	2025	206,847	3.75%	No	—	3,167	4,410	4,556	4,757	4,941	11,322
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,382	2025	16,006	4.13%	No	177	366	382	396	415	433	1,207
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Glenbrook Square	100%	162,000	2025	137,791	4.27%	No	222	2,634	2,750	2,852	2,997	3,130	9,624
Peachtree Mall	100%	78,426	2025	59,269	3.94%	No	965	1,996	2,077	2,153	2,249	2,341	7,376
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	—	984	4,050	4,237	4,434	18,090
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	—	—	—
Providence Place - Other	94%	33,014	2028	2,247	7.75%	No	1,897	1,825	1,740	1,878	2,027	2,188	19,212
Consolidated Property Level		$10,012,828		$9,169,595	4.42%		$67,608	$143,545	$145,187	$144,209	$119,293	$96,497	$126,894

Unconsolidated Property Level
Plaza Frontenac	55%	$28,600	2018	28,600	3.04%	No	$—	$—	$—	$—	$—	$—	$—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	88,367	2019	84,321	4.50%	No	832	1,720	1,494	—	—	—	—
Natick Mall	50%	218,964	2019	209,699	4.60%	No	1,903	3,939	3,423	—	—	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	114,613	2020	108,697	5.10%	No	867	1,816	1,913	1,320	—	—	—
Water Tower Place	47%	177,813	2020	171,026	4.35%	No	977	2,024	2,124	1,662	—	—	—
Kenwood Towne Centre	70%	148,283	2020	137,191	5.37%	No	1,492	3,131	3,306	3,163	—	—	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	—	—	—	—	—	—	—
Shops at Merrick Park	55%	92,937	2021	85,797	5.73%	No	858	1,808	1,916	2,015	543	—	—
Willowbrook Mall (TX)	50%	97,123	2021	88,965	5.13%	No	991	2,077	2,188	2,291	611	—	—
Northbrook Court	50%	62,549	2021	56,811	4.25%	No	609	1,259	1,313	1,370	1,187	—	—
Fashion Show - Other	50%	1,809	2021	788	6.06%	Yes - Full	105	219	232	247	218	—	—
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,675	2023	35,026	3.75%	No	—	510	711	734	767	796	131
Carolina Place	50%	85,963	2023	75,542	3.84%	No	787	1,630	1,694	1,752	1,831	1,903	824
Union Square Portfolio	50%	25,000	2023	25,000	5.12%	No	—	—	—	—	—	—	—
Galleria at Tyler	50%	90,808	2023	76,716	5.05%	No	957	1,987	2,089	2,197	2,311	2,430	2,121
Park Meadows	35%	126,000	2023	112,734	4.60%	No	—	1,996	2,091	2,189	2,292	2,400	2,298

DEBT Detail, at Share[1] As of June 30, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent
Stonebriar Centre	50%	140,000	2024	120,886	4.05%	No	805	2,477	2,579	2,686	2,797	2,912	4,858
Fashion Show	50%	417,500	2024	417,500	4.03%	No	—	—	—	—	—	—	—
Pinnacle Hills Promenade	50%	58,472	2025	48,805	4.13%	No	552	1,146	1,195	1,240	1,299	1,355	2,880
Altamonte Mall	50%	80,000	2025	69,045	3.72%	No	—	1,062	1,478	1,526	1,593	1,654	3,642
Alderwood	50%	170,734	2025	138,693	3.48%	No	1,764	3,638	3,769	3,888	4,043	4,188	10,751
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	—	680	2,093	2,175	2,259	2,347	6,494
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	—	922	3,785	3,942	15,900
Unconsolidated Property Level		$4,577,583		$4,364,618	4.23%		$13,499	$33,119	$35,608	$31,377	$25,536	$23,927	$49,899

Total Fixed Rate Debt		$14,590,411		$13,534,213	4.36%		$81,107	$176,664	$180,795	$175,586	$144,829	$120,424	$176,793

Variable Rate

Consolidated Property Level
Columbia Mall	100%	100,000	2018	100,000	Libor + 175 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	—	—	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	27,000	Libor + 250 bps	No	1,500	3,000	1,500	—	—	—	—
Brass Mill Center [4]	100%	66,645	2021	63,182	Libor + 175 bps	Yes - Partial	408	853	906	962	334	—	—
Columbiana Centre [4]	100%	124,621	2021	118,146	Libor + 175 bps	Yes - Partial	762	1,596	1,694	1,799	624	—	—
Eastridge [4]	100%	43,347	2021	41,094	Libor + 175 bps	Yes - Partial	266	555	589	626	217	—	—
Four Seasons [4]	100%	31,247	2021	29,624	Libor + 175 bps	Yes - Partial	191	400	425	451	156	—	—
Grand Teton Mall [4]	100%	45,514	2021	43,149	Libor + 175 bps	Yes - Partial	278	583	619	657	228	—	—
Mayfair [4]	100%	348,398	2021	330,294	Libor + 175 bps	Yes - Partial	2,133	4,461	4,737	5,029	1,744	—	—
Mondawmin Mall [4]	100%	85,356	2021	80,920	Libor + 175 bps	Yes - Partial	524	1,093	1,160	1,232	427	—	—
North Town Mall [4]	100%	86,693	2021	82,188	Libor + 175 bps	Yes - Partial	531	1,110	1,179	1,251	434	—	—
Oakwood [4]	100%	71,088	2021	67,394	Libor + 175 bps	Yes - Partial	436	910	966	1,026	356	—	—
Oakwood Center [4]	100%	86,964	2021	82,445	Libor + 175 bps	Yes - Partial	533	1,114	1,182	1,255	435	—	—
Pioneer Place [4]	100%	127,331	2021	120,714	Libor + 175 bps	Yes - Partial	780	1,631	1,731	1,838	637	—	—
River Hills Mall [4]	100%	71,130	2021	67,434	Libor + 175 bps	Yes - Partial	435	911	967	1,027	356	—	—
Sooner Mall [4]	100%	72,005	2021	68,264	Libor + 175 bps	Yes - Partial	441	922	979	1,039	360	—	—
Southwest Plaza [4]	100%	115,735	2021	109,721	Libor + 175 bps	Yes - Partial	709	1,482	1,573	1,671	579	—	—
The Shops at Fallen Timbers [4]	100%	21,131	2021	20,033	Libor + 175 bps	Yes - Partial	129	271	287	305	106	—	—
Consolidated Property Level		$2,006,130		$1,927,527	2.89%		$10,056	$20,892	$20,494	$20,168	$6,993	$—	$—

Unconsolidated Property Level
Ala Moana Construction Loan [5]	63%	257,916	2019	257,916	Libor + 175 bps	Yes - Partial	$—	$—	$—	$—	$—	$—	$—
685 Fifth Avenue	50%	170,000	2019	170,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Miami Design District	22%	137,330	2019	137,264	Libor + 250 bps	No	—	—	66	—	—	—	—
522 Fifth Avenue	10%	9,188	2019	9,188	Libor + 200 bps	No	—	—	—	—	—	—	—
530 Fifth Avenue Senior	51%	97,581	2019	97,093	Libor + 325 bps	No	245	243	—	—	—	—	—
Bayside Marketplace	12%	30,000	2020	30,000	Libor + 205 bps	No	—	—	—	—	—	—	—
Baybrook LPC Construction Loan [6]	53%	60,045	2020	60,045	Libor + 175 bps	Yes - Partial	—	—	—	—	—	—	—
730 Fifth Avenue [7]	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
The Shops at The Bravern	40%	23,920	2020	22,560	Libor + 225 bps	No	240	480	480	160	—	—	—
Park Lane Construction Loan [8]	50%	23,022	2020	23,022	Libor + 325 bps	Yes - Partial	—	—	—	—	—	—	—
85 Fifth Avenue	50%	30,000	2021	30,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$1,296,752		$1,294,838	3.93%		$485	$723	$546	$160	$—	$—	$—

DEBT Detail, at Share[1] As of June 30, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Corporate Revolver	100%	$345,000	2020	$345,000	Libor + 133 bps	Yes - Full	—	—	—	—	—	—	—
Consolidated Corporate		$551,200		$551,200	2.49%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$3,854,082		$3,773,565	3.18%		$10,541	$21,615	$21,040	$20,328	$6,993	$—	$—

Total 9		$18,444,493		$17,307,778	4.12%		$91,648	$198,279	$201,835	$195,914	$151,822	$120,424	$176,793

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1.3 billion, excluding the corporate revolver.

4.	Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized.

5.	Reflects the amount drawn as of June 30, 2017 on the $430.0 million construction loan ($268.8 million at share).

6.	Reflects the amount drawn as of June 30, 2017 on the $126.0 million construction loan ($66.8 million at share).

7.
Per the joint venture agreement approximately $915 million of the total property debt is associated with the retail units and approximately $335 million is associated with the upper units. GGP owns a 50% equity interest in the retail units, and as a result GPP's pro rata share of the property debt is approximately $458 million or 37%.

8.	Reflects the amount drawn as of June 30, 2017 on the $460.0 million construction loan ($230.0 million at share).

9.	Reflects amortization for the period subsequent to June 30, 2017.

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Six Months Ended June 30, 2017 (In thousands)

Acquisitions
Closing Date		Property Name	Property Location	GGP Ownership %	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]

June 2017		Jordan Creek Town Center (Younkers Box)	West Des Moines, IA	100.0%	$15,300	$—	$15,300
June 2017		Neshaminy Mall[2]	Bensalem, PA	100.0%	34,200	—	33,700
June 2017		Miami Design District[3]	Miami, FL	22.3%	98,000	—	98,000
May 2017		522 Fifth Avenue[4]	New York, NY	10.0%	9,000	—	9,000
	Total				$156,500	$—	$156,000

Dispositions
Closing Date		Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]

June 2017		Lakeside Mall[5]	Sterling Heights, MI	100.0%	$144,500	$144,500	$—
May 2017		Red Cliffs Mall	St. George, UT	100.0%	39,100	—	36,300
	Total				$18,300	$144,500	$36,300

1.	Includes closing costs.

2.	GGP acquired our partner's 50% interest in Neshaminy Mall for total ownership of 100%.

3.
In full satisfaction of two promissory notes, GGP received an additional 7.3% of its joint venture partner's membership interests in Miami Design District, resulting in a total ownership of 22.3%. The investment is now accounted for using the equity method.

4.	GGP received a 10% of our joint venture membership interest in 522 Fifth Avenue in full satisfaction of a $9 million promissory note.

5.	Lakeside Mall was conveyed to the lender in full satisfaction of a $144.5 million mortgage note. This resulted in a gain on extinguishment of debt of approximately $55.1 million.

Portfolio Operating Metrics

SAME STORE PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Six Months Ended June 30, 2017 (GLA in thousands)

GLA Summary
	Number of Properties	Mall and Freestanding	Anchor (GGP Owned)	Anchor (Tenant Owned)	Total Retail Property	Strip Center	Office	Total	Total at Share [1]	% Leased
Consolidated Retail Properties	84	36,973	12,567	32,892	82,432	1,151	854	84,437	51,147	95.6%
Unconsolidated Retail Properties	39	18,442	4,727	13,504	36,673	464	1,513	38,650	12,353	95.8%
Same Store Retail Properties[2]	123	55,414	17,294	46,397	119,105	1,615	2,367	123,087	63,501	95.7%
Non-Same Store Retail Properties	3	128	—	—	128	—	—	128	101	83.3%
Total Retail Properties	126	55,542	17,294	46,397	119,233	1,615	2,367	123,215	63,602	95.6%

Non-Same Store Other Retail	1	256	—	—	256	—	—	256	90	99.5%
Total Real Estate	127	55,798	17,294	46,397	119,489	1,615	2,367	123,471	63,691	95.6%

Same Store Operating Metrics[2]

			In-Place Rent		Tenant Sales [3]		Occupancy Cost	NOI Weighted SPSF [4]	NOI Weighted Occupancy Cost [4]
June 30, 2017	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	<10K SF	<10K SF
Consolidated Retail Properties	95.6%	94.5%	$65.20	$51.33	$504	$12,141	14.3%	$557	14.4%
Unconsolidated Retail Properties	95.8%	94.7%	102.96	84.90	766	9,058	13.8%	965	16.0%
Same Store Retail Properties	95.7%	94.6%	$78.12	$62.81	$591	$21,198	14.1%	$705	15.2%

			In-Place Rent		Tenant Sales [3]		Occupancy Cost	NOI Weighted SPSF [4]	NOI Weighted Occupancy Cost [4]
June 30, 2016	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	<10K SF	<10K SF

Consolidated Retail Properties	96.0%	95.1%	$64.80	$51.63	$509	$12,238	14.1%	$558	14.1%
Unconsolidated Retail Properties	96.6%	95.2%	100.29	84.35	740	8,794	13.7%	934	14.8%
Same Store Retail Properties	96.2%	95.1%	$76.87	$62.63	$585	$21,032	13.9%	$693	14.5%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

3.	Tenant Sales <10K SF is presented as Sales per square foot in dollars, and Tenant Sales All Less Anchors is presented as total sales volume in millions of dollars.

4.	These metrics are weighted based on the NOI contribution of the properties to provide a clearer picture of the quality of the portfolio.

SAME STORE PORTFOLIO OPERATING METRICS [1] Signed Leases All Less Anchors As of June 30, 2017

	Leasing Activity - All Leases

	Trailing 12 Commencements
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	2,120	7,942,505	7.4	$55.48	$59.34
Percent in Lieu/Gross	366	1,673,776	4.8	N/A	N/A
Total Leases	2,486	9,616,281	6.9	$55.48	$59.34

	SUITE TO SUITE - Lease Spread [2,3]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread		NOI Weighted Spread [4]
Trailing 12 Commencements	1,524	4,730,557	6.9	$62.51	$68.27	$56.84	$5.66	10.0%	$11.43	20.1%	13.4%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

2.	Represents signed leases that have commenced in the specified period compared to expiring rent for the prior tenant in the same suite. New suites are within 10,000 SF of the expiring suites.

3.	Represents leases where downtime between the new and previous tenant was less than 24 months.

4.	These metrics are weighted based on the NOI contribution of the properties to provide a clearer picture of the quality of the portfolio.

SAME STORE PORTFOLIO OPERATING METRICS [1] Lease Expiration Schedule and Top Ten Tenants

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	1,003	2,111	4.0%	$45,720	$21.66
2017	875	2,364	4.5%	151,244	63.98
2018	1,789	6,168	11.6%	361,661	58.64
2019	1,577	6,104	11.5%	337,377	55.27
2020	1,282	4,513	8.5%	261,152	57.86
2021	1,254	4,667	8.8%	295,742	63.36
2022	1,065	4,631	8.7%	273,824	59.13
2023	915	3,543	6.7%	271,400	76.60
2024	865	4,060	7.7%	312,896	77.06
2025	942	4,512	8.5%	350,986	77.79
Subsequent	1,625	10,347	19.5%	699,636	67.62
Total	13,192	53,020	100.0%	$3,361,638	$63.40
Vacant Space	790	2,394
Mall and Freestanding GLA	13,982	55,414

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

L Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	3.7%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA, House of Hoops, SIX:02	2.9%
The Gap, Inc	Gap, Banana Republic, Old Navy, Athleta	2.7%
Forever 21 Retail, Inc	Forever 21	2.2%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	2.0%
Ascena Retail Group	Dress Barn, Justice, Lane Bryant, Maurices, Ann Taylor, Loft	1.7%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.7%
Genesco Inc	Journeys, Lids, Underground Station, Johnston & Murphy	1.5%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.5%
American Eagle Outfitters, Inc	American Eagle, Aerie, Martin + Osa	1.4%
Totals		21.3%

1.	Same Store metrics include all properties designated in property schedule (pages 20-26) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette	Pirch	100%	New York, NY	27,970	—	—	—	—	27,970	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	Herberger's, JCPenney, Macy's	100%	Rochester, MN	413,137	206,326	162,790	—	—	782,253	98.4%
Augusta Mall	Dillard's, JCPenney, Macy's, Sears	100%	Augusta, GA	502,159	—	597,223	—	—	1,099,382	96.7%
Baybrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Friendswood, TX	906,886	96,605	720,931	—	—	1,724,422	99.0%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	348,815	317,347	247,000	94,242	—	1,007,404	97.4%
Bellis Fair	JCPenney, Kohl's, Macy's, Target	100%	Bellingham, WA	398,710	100,400	237,910	—	—	737,020	91.8%
Boise Towne Square	Dillard's, JCPenney, Macy's, Sears, Kohl's	100%	Boise, ID	422,762	425,556	247,714	114,687	—	1,210,719	93.3%
Brass Mill Center	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Waterbury, CT	444,775	218,339	319,391	188,475	—	1,170,980	97.8%
Coastland Center	Dillard's, JCPenney, Macy's, Sears	100%	Naples, FL	332,071	123,921	466,469	—	—	922,461	98.1%
Columbia Mall	Dillard's, JCPenney, Sears, Target	100%	Columbia, MO	306,796	85,972	335,088	—	—	727,856	84.8%
Columbiana Centre	Belk, Dillard's, JCPenney	100%	Columbia, SC	294,057	145,387	360,643	—	—	800,087	96.0%
Coral Ridge Mall	Dillard's, JCPenney, Target, Younkers	100%	Coralville, IA	520,750	—	540,961	—	—	1,061,711	98.6%
Coronado Center	JCPenney, Kohl's, Macy's, Sears	100%	Albuquerque, NM	535,835	305,503	281,134	—	—	1,122,472	89.2%
Crossroads Center	JCPenney, Macy's, Sears, Target	100%	St. Cloud, MN	377,698	294,167	229,275	—	—	901,140	95.7%
Cumberland Mall	Macy's, Sears	100%	Atlanta, GA	537,513	—	500,575	—	—	1,038,088	99.8%
Deerbrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Humble, TX	639,495	—	653,540	—	—	1,293,035	99.5%
Eastridge Mall WY	JCPenney, Macy's, Sears, Target	100%	Casper, WY	281,155	213,913	75,883	—	—	570,951	84.7%
Fashion Place	Dillard's, Nordstrom	100%	Murray, UT	457,750	161,634	337,600	—	—	956,984	95.0%
Four Seasons Town Centre	Dillard's, JCPenney	100%	Greensboro, NC	436,810	217,975	424,041	—	—	1,078,826	95.1%
Fox River Mall	JCPenney, Macy's, Sears, Target, Younkers	100%	Appleton, WI	590,334	30,000	564,914	—	—	1,185,248	95.4%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Glenbrook Square	JCPenney, Macy's, Sears, Carson's	100%	Fort Wayne, IN	447,412	555,870	221,000	—	—	1,224,282	90.4%
Governor's Square	Dillard's, JCPenney, Macy's, Sears	100%	Tallahassee, FL	340,357	—	691,605	—	—	1,031,962	91.4%
Grand Teton Mall	Dillard's, JCPenney, Macy's, Sears	100%	Idaho Falls, ID	213,122	199,062	124,863	93,274	—	630,321	88.2%
Greenwood Mall	Dillard's, JCPenney, Sears, Belk	100%	Bowling Green, KY	423,177	278,253	150,800	—	—	852,230	98.9%
Hulen Mall	Dillard's, Macy's, Sears	100%	Ft. Worth, TX	394,578	—	596,570	—	—	991,148	97.0%
Jordan Creek Town Center	Dillard's, Younkers	100%	West Des Moines, IA	737,657	152,000	197,760	259,346	—	1,346,763	97.5%
Lynnhaven Mall	Dillard's, JCPenney, Macy's	100%	Virginia Beach, VA	649,808	150,434	380,958	—	—	1,181,200	96.6%
Mall of Louisiana	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Sears	100%	Baton Rouge, LA	603,882	—	805,630	143,634	—	1,553,146	94.1%
Mall St. Matthews	Dillard's, Dillard's Men's & Home, JCPenney	100%	Louisville, KY	503,408	—	514,135	—	—	1,017,543	95.3%
Market Place Shopping Center	Bergner's, JCPenney, Macy's	100%	Champaign, IL	497,922	234,834	149,980	—	—	882,736	91.9%
Mayfair	Boston Store, Macy's, Nordstrom	100%	Wauwatosa, WI	637,572	288,596	360,407	—	314,806	1,601,381	97.7%
Meadows Mall	Dillard's/Curacao, JCPenney, Macy's, Sears	100%	Las Vegas, NV	308,098	—	636,853	—	—	944,951	91.0%
Mondawmin Mall		100%	Baltimore, MD	385,554	—	—	—	73,918	459,472	100.0%
Neshaminy Mall	Boscov's, Sears	100%	Bensalem, PA	377,971	215,586	418,595	—	—	1,012,152	90.0%
North Point Mall	Dillard's, JCPenney, Macy's, Sears, Von Maur	100%	Alpharetta, GA	421,651	539,850	363,151	—	—	1,324,652	93.4%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	516,879	207,196	522,126	—	—	1,246,201	98.2%
Northridge Fashion Center	JCPenney, Macy's, Sears	100%	Northridge, CA	582,041	—	824,443	—	—	1,406,484	99.3%
Northtown Mall	JCPenney, Kohl's, Macy's, Sears	100%	Spokane, WA	428,383	242,117	242,392	—	—	912,892	92.1%
Oak View Mall	Dillard's, JCPenney, Sears, Younkers	100%	Omaha, NE	255,123	149,326	454,860	—	—	859,309	82.9%
Oakwood Center	Dillard's, JCPenney	100%	Gretna, LA	393,742	—	514,028	—	—	907,770	96.3%
Oakwood Mall	Macy's, JCPenney, Sears, Younkers	100%	Eau Claire, WI	404,149	216,820	198,024	—	—	818,993	95.0%
Oglethorpe Mall	Belk, JCPenney, Macy's, Sears	100%	Savannah, GA	407,843	220,824	315,760	—	—	944,427	96.8%
Oxmoor Center	Macy's, Sears, Von Maur	94%	Louisville, KY	352,580	156,000	411,210	—	—	919,790	90.4%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Paramus Park	Macy's, Sears	100%	Paramus, NJ	305,939	169,634	289,423	—	—	764,996	97.6%
Park City Center	Bon Ton, Boscov's, JCPenney, Kohl's, Sears	100%	Lancaster, PA	535,375	514,917	384,980	—	3,268	1,438,540	95.4%
Park Place	Dillard's, Macy's, Sears	100%	Tucson, AZ	472,533	—	581,457	—	—	1,053,990	98.6%
Peachtree Mall	Dillard's, JCPenney, Macy's	100%	Columbus, GA	380,324	221,539	201,076	—	12,600	815,539	94.5%
Pecanland Mall	Belk, Burlington Coat Factory, Dillard's, JCPenney, Sears	100%	Monroe, LA	347,828	19,962	595,474	—	—	963,264	99.6%
Pembroke Lakes Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Macy's Home Store, Sears	100%	Pembroke Pines, FL	354,130	395,219	386,056	—	—	1,135,405	96.2%
Pioneer Place		100%	Portland, OR	313,254	—	—	—	—	313,254	88.1%
Prince Kuhio Plaza	Macy's, Sears	100%	Hilo, HI	266,491	174,547	61,873	—	—	502,911	93.1%
Providence Place	Macy's, Nordstrom	94%	Providence, RI	726,183	36,195	397,125	—	4,304	1,163,807	98.5%
Quail Springs Mall	Dillard's, JCPenney, Von Maur	100%	Oklahoma City, OK	450,615	305,700	359,896	—	—	1,116,211	96.4%
Ridgedale Center	JCPenney, Macy's, Sears, Nordstrom	100%	Minnetonka, MN	374,966	205,072	595,868	—	—	1,175,906	92.7%
Riverchase Galleria	Belk, JCPenney, Macy's, Sears, Von Maur	86%	Hoover, AL	535,300	330,032	610,026	—	—	1,475,358	97.4%
River Hills Mall	Herberger's, JCPenney, Target	100%	Mankato, MN	355,665	189,559	174,383	—	—	719,607	97.3%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Sears, Younkers	100%	Grandville, MI	623,188	—	635,625	—	—	1,258,813	94.7%
Sooner Mall	Dillard's, JCPenney, Sears	100%	Norman, OK	237,303	129,823	137,082	—	—	504,208	96.9%
Southwest Plaza	Dillard's, JCPenney, Macy's, Sears	100%	Littleton, CO	702,032	34,545	541,851	—	63,968	1,342,396	92.6%
Spokane Valley Mall	JCPenney, Macy's, Sears	100%	Spokane, WA	351,618	126,243	251,366	138,002	—	867,229	91.7%
Staten Island Mall	Macy's, Sears, JCPenney	100%	Staten Island, NY	513,127	190,441	466,922	83,151	—	1,253,641	95.0%
Stonestown Galleria	Nordstrom, Macy's	100%	San Francisco, CA	408,966	428,293	—	—	—	837,259	98.1%
The Crossroads	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Portage, MI	265,302	—	502,961	—	—	768,263	90.5%
The Gallery at Harborplace		100%	Baltimore, MD	99,914	—	—	—	266,107	366,021	84.9%
The Maine Mall	Bon Ton, JCPenney, Macy's, Sears	100%	South Portland, ME	463,661	164,170	377,662	—	600	1,006,093	94.4%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
The Mall in Columbia	JCPenney, Lord & Taylor, Macy's, Nordstrom, Sears	100%	Columbia, MD	619,161	351,168	449,000	—	—	1,419,329	97.3%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's, Sears	100%	Gainesville, FL	348,902	233,367	324,500	—	—	906,769	94.6%
The Parks Mall at Arlington	Dillard's, JCPenney, Macy's, Sears	100%	Arlington, TX	762,659	—	748,945	—	—	1,511,604	99.3%
The Shoppes at Buckland Hills	JCPenney, Macy's, Macy's Men's & Home, Sears	100%	Manchester, CT	556,279	—	512,611	—	—	1,068,890	95.9%
The Shops at Fallen Timbers	Dillard's, JCPenney	100%	Maumee, OH	354,565	—	261,502	—	—	616,067	94.8%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	609,877	—	627,597	—	73,063	1,310,537	97.2%
The Streets at Southpoint	Belk, JCPenney, Macy's, Nordstrom, Sears	94%	Durham, NC	607,982	—	726,347	—	—	1,334,329	97.3%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom	100%	Woodlands, TX	706,534	—	713,438	—	41,581	1,461,553	99.7%
Town East Mall	Dillard's, JCPenney, Macy's, Sears	100%	Mesquite, TX	408,185	—	809,386	—	—	1,217,571	96.8%
Tucson Mall	Dillard's, JCPenney, Macy's, Sears	100%	Tucson, AZ	611,584	—	641,458	35,905	—	1,288,947	92.2%
Tysons Galleria	Neiman Marcus, Saks Fifth Avenue, Macy's	100%	McLean, VA	284,790	259,933	252,000	—	—	796,723	92.5%
Valley Plaza Mall	JCPenney, Macy's, Sears, Target	100%	Bakersfield, CA	517,898	364,792	292,176	—	—	1,174,866	99.5%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	178,470	257,000	—	—	—	435,470	96.3%
Westlake Center	Saks Off Fifth	100%	Seattle, WA	133,132	—	—	—	—	133,132	97.0%
Westroads Mall	JCPenney, Von Maur, Younkers	100%	Omaha, NE	537,089	—	529,036	—	—	1,066,125	97.7%
White Marsh Mall	JCPenney, Macy's, Macy's Home Store, Sears, Boscov's	100%	Baltimore, MD	380,852	257,345	466,010	—	—	1,104,207	96.8%
Willowbrook	Bloomingdale's, Lord & Taylor, Macy's, Sears	100%	Wayne, NJ	485,593	2,060	1,028,000	—	—	1,515,653	99.1%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Sears	100%	Woodbridge, NJ	609,758	455,739	560,935	—	—	1,626,432	93.8%
Total Consolidated Retail Properties			Count: 84	36,972,822	12,567,108	32,892,279	1,150,716	854,215	84,437,140	95.6%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Unconsolidated Retail Properties
85 Fifth Avenue	Anthropologie	50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
530 Fifth Avenue	Fossil, Chase Bank, Duane Reade	51%	New York, NY	35,263	—	—	—	—	35,263	100.0%
685 Fifth Avenue	Coach, Stuart Weitzman, Tag Heuer	50%	New York, NY	22,679	—	—	—	85,615	108,294	100.0%
730 Fifth Avenue	Bulgari, Mikimoto, Piaget, Zenga	50%	New York, NY	34,066	—	—	—	32,672	66,738	100.0%
Ala Moana Center	Macy's, Neiman Marcus, Saks Off Fifth, Bloomingdale's, Nordstrom	63%	Honolulu, HI	1,263,926	1,055,533	—	14,042	361,714	2,695,215	89.5%
Alderwood	JCPenney, Macy's, Nordstrom	50%	Lynnwood, WA	578,411	—	528,219	39,007	—	1,145,637	98.3%
Altamonte Mall	Dillard's, JCPenney, Macy's, Sears	50%	Altamonte Springs, FL	468,731	158,658	519,890	—	—	1,147,279	97.0%
Bayside Marketplace		12%	Miami, FL	206,787	—	—	—	1,103	207,890	92.0%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's	35%	Bridgewater, NJ	413,376	150,525	352,351	93,908	—	1,010,160	97.3%
Carolina Place	Belk, Dillard's, JCPenney, Sears	50%	Pineville, NC	388,058	424,596	348,906	—	—	1,161,560	98.2%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target	50%	Newark, DE	625,511	—	641,312	—	—	1,266,823	98.7%
Clackamas Town Center	JCPenney, Macy's, Macy's Home Store, Nordstrom, Sears	50%	Happy Valley, OR	631,373	—	774,842	—	—	1,406,215	96.9%
Fashion Show	Dillard's, Macy's, Macy's Men's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	50%	Las Vegas, NV	845,084	271,635	761,653	—	—	1,878,372	98.1%
First Colony Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's	50%	Sugar Land, TX	554,452	—	619,048	—	—	1,173,500	96.8%
Florence Mall	JCPenney, Macy's, Macy's Home Store, Sears	50%	Florence, KY	384,386	—	552,407	—	—	936,793	88.3%
Galleria at Tyler	JCPenney, Macy's, Nordstrom	50%	Riverside, CA	553,533	—	468,208	—	—	1,021,741	98.4%
Glendale Galleria	Bloomingdale's, JCPenney, Macy's, Target	50%	Glendale, CA	506,440	305,000	525,000	—	137,586	1,474,026	96.6%
Kenwood Towne Centre	Dillard's, Macy's, Nordstrom	50%	Cincinnati, OH	519,334	240,656	400,665	—	—	1,160,655	96.3%
Miami Design District	Bulgari, Fendi, Hermes, Louis Vuitton, Prada, Valentino	22%	Miami, FL	692,712	—	—	—	75,837	768,549	87.8%
Mizner Park	Lord & Taylor	47%	Boca Raton, FL	170,867	79,822	—	—	263,986	514,675	97.9%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Natick Mall	Lord & Taylor, Macy's, Sears, Neiman Marcus, Nordstrom	50%	Natick, MA	936,599	194,722	558,370	—	—	1,689,691	97.6%
Northbrook Court	Lord & Taylor, Macy's, Neiman Marcus	50%	Northbrook, IL	477,572	126,000	410,277	—	—	1,013,849	92.3%
Oakbrook Center	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Sears	48%	Oak Brook, IL	1,141,583	606,081	467,863	—	231,869	2,447,396	98.2%
Otay Ranch Town Center	Macy's	50%	Chula Vista, CA	519,277	—	140,000	—	—	659,277	90.6%
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom	35%	Lone Tree, CO	757,438	—	823,000	—	—	1,580,438	96.8%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	502,625	222,056	831,218	—	—	1,555,899	97.1%
Pinnacle Hills Promenade	Dillard's, JCPenney	50%	Rogers, AR	348,413	98,540	162,140	317,458	71,850	998,401	94.1%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,361	125,669	135,044	—	—	485,074	95.4%
Saint Louis Galleria	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	461,712	—	714,052	—	—	1,175,764	96.4%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, Sears	50%	Frisco, TX	841,258	162,018	703,174	—	—	1,706,450	99.7%
The Grand Canal Shoppes	Barneys New York	50%	Las Vegas, NV	647,933	84,743	—	—	36,591	769,267	99.0%
The Shops at The Bravern	Neiman Marcus	40%	Bellevue, WA	170,721	124,637	—	—	—	295,358	86.9%
The Shoppes at River Crossing	Belk, Dillard's	50%	Macon, GA	410,405	—	333,219	—	—	743,624	98.6%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	604,130	—	419,129	—	—	1,023,259	95.0%
One Union Square	Bulgari	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Shops at Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	414,891	—	330,000	—	101,263	846,154	98.7%
Water Tower Place	Macy's	47%	Chicago, IL	405,075	296,128	—	—	88,809	790,012	91.0%
Whaler's Village		50%	Lahaina, HI	109,070	—	—	—	4,188	113,258	93.9%
Willowbrook Mall	Dillard's, JCPenney, Macy's, Macy's Men's, Sears	50%	Houston, TX	538,428	—	984,372	—	—	1,522,800	98.3%
Total Unconsolidated Retail Properties			Count: 39	18,441,634	4,727,019	13,504,359	464,415	1,512,590	38,650,017	95.8%
Total Same Store Retail Properties [2]			Count: 123	55,414,456	17,294,127	46,396,638	1,615,131	2,366,805	123,087,156	95.7%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Non-Same Store Retail Properties
218 W 57th Street		50%	New York, NY	35,304	—	—	—	—	35,304	N/A
605 North Michigan Avenue	Sephora, Chase	100%	Chicago, IL	82,526	—	—	—	—	82,526	83.3%
522 Fifth Avenue		10%	New York, NY	9,893	—	—	—	—	9,893	N/A
Total Retail Properties			Count: 126	55,542,179	17,294,127	46,396,638	1,615,131	2,366,805	123,214,879	95.6%

Non-Same Store Other Retail
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.5%
Total Non-Same Store & Other Retail			Count: 1	256,045	—	—	—	—	256,045	99.5%

1.	Excludes space under development.

2.	Refer to page 17 (Key Operating Performance Indicators).

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

June 30, 2017

Closing common stock price per share	$23.56
52 Week High [1]	32.10
52 Week Low [1]	21.05

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$14,590,411
Variable	3,907,163
Proportionate Portfolio Debt	18,497,574
Less: Proportionate Cash and Cash Equivalents	(465,920)
Proportionate Portfolio Net Debt	$18,031,654

Portfolio Capitalization Data
Proportionate Portfolio Net Debt	$18,031,654
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	715
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$302,845

Common stock and Operating Partnership units outstanding at end of period [2]	$21,021,457
Total Market Capitalization at end of period	$39,355,956

1.	52-week pricing information includes the intra-day highs and lows.

2.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to June 30, 2017	LTIP Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2016	1,707	4,569	884,098	890,374
Preferred Series B Unit Conversion to Common Shares	—	3,485	—	3,485
DRIP	—	—	29	29
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	90	—	1,145	1,235
Issuance of stock for employee stock purchase program	—	—	103	103
Retirement of common stock	—	—	(3,366)	(3,366)
Common Shares and OP Units Outstanding at June 30, 2017	1,797	8,054	882,009	891,860

Common Shares issuable assuming exercise of warrants [1]			60,606
Common Shares issuable assuming exercise of in-the-money stock options [2]			3,620
Common Shares issuable assuming exchange of OP Units			10,243
Diluted Common Shares and OP Units Outstanding at June 30, 2017			956,478

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(In thousands)		(In thousands)
Weighted average number of company shares outstanding	882,255	883,381	883,374	883,027
Weighted average number of stock options [3]	3,395	6,778	3,756	6,697
Weighted average number of GAAP dilutive warrants	59,675	62,131	60,282	61,505
Diluted weighted average number of Company shares outstanding - GAAP EPS	945,325	952,290	947,412	951,229

Weighted average number of common units	4,809	4,768	4,780	4,768
Weighted average number of LTIP Units	1,879	1,775	1,885	1,758
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	952,013	958,833	954,077	957,755

1.
GGP has 73.9 million warrants outstanding convertible to 1.2738 Common Shares with a weighted average exercise price of $8.3972, with a scheduled expiration of November 9, 2017. 16.4 million warrants must be satisfied through net share settlement, with the remainder through either a net or full share settlement feature at the option of the holder.

Pursuant to the Plan, warrants to purchase equity were issued to the Plan Sponsors on the Effective Date.  The warrants are fully vested and the exercise prices will be subject to adjustment for future dividends, stock dividends, splits or reverse splits of our common stock or certain other events as are customary with such instruments at declaration.

Warrants	Weighted Average Exercise Price	Expiration Date	Impact of Dividend issued to stockholders of record as of April 13, 2017 [4]		Impact of settling warrants via net share settlement [5]
57,500,000	$8.4408	Nov 9, 2017	Reduces exercise price to $8.4408	Increases number of Common shares per warrant to 1.2738	Net share: 73,243,500 x [23.56 - 8.4408] /23.56 = 47,002,679 shares delivered
16,428,571	$8.2447	Nov 9, 2017	Reduces exercise price to $8.2447	Increases number of Common shares per warrant to 1.2738	Net share: 20,926,714 x [23.56 - 8.2447] /23.56 = 13,603,519 shares delivered
73,928,571	$8.3972				60,606,198 shares delivered

2.	The options are included at net share settlement.

3.	The impact of the stock options are dilutive under GAAP and FFO in 2017 and 2016.

4.	Based on dividend of $0.22 per share issued to stockholders of record on April 13, 2017.

5.	Based on stock price of $23.56 on June 30, 2017.

MISCELLANEOUS Development Summary

Property	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date[1]	Expected Return on Investment[2]	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)
Under Construction
New Mall Development	Ground up mall development	$525	$63	8-9%	2020
Norwalk, CT

Staten Island Mall	Expansion	231	61	8%	2019
Staten Island, NY

Other Projects	Redevelopment projects at various properties	531	332	6-8%	2017-2018

	Total Projects Under Construction	$1,287	$456

Projects in Pipeline
Other projects	Redevelopment projects at various properties	$230	$64	8-9%	TBD

	Total Projects in Pipeline	$230	$64

1.	Projected costs and investments to date exclude capitalized interest and overhead.

2.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

MISCELLANEOUS Proportionate Capital Expenditures

Expenditures ($ in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016

Operating capital expenditures [1]	$74,880	$68,550
Tenant allowances and capitalized leasing costs [2]	91,366	70,157
Total	$166,246	$138,707

1.	Reflects only non-tenant operating capital expenditures.

2.	Reflects tenant allowance on current operating properties.

MISCELLANEOUS Corporate Information

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q3 2017	August 2, 2017	October 13, 2017	October 31, 2017	$0.2200
Common Stock	Q2 2017	May 1, 2017	July 13, 2017	July 28, 2017	$0.2200
Common Stock	Q1 2017	January 30, 2017	April 13, 2017	April 28, 2017	$0.2200
Common Stock	Special Dividend	December 13, 2016	December 27, 2016	January 27, 2017	$0.2600
Common Stock	Q4 2016	October 31, 2016	December 15, 2016	January 6, 2017	$0.2200
Common Stock	Q3 2016	August 1, 2016	October 14, 2016	October 31, 2016	$0.2000
Series A Preferred Stock	Q3 2017	August 2, 2017	September 15, 2017	October 2, 2017	$0.3984
Series A Preferred Stock	Q2 2017	May 1, 2017	June 15, 2017	July 3, 2017	$0.3984
Series A Preferred Stock	Q1 2017	January 30, 2017	March 15, 2017	April 3, 2017	$0.3984
Series A Preferred Stock	Q4 2016	October 31, 2016	December 15, 2016	January 3, 2017	$0.3984
Series A Preferred Stock	Q3 2016	August 1, 2016	September 15, 2016	October 3, 2016	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Senior Vice President, Investor and Public Relations	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Company Same Store NOI
Company NOI that excludes the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company Same Store NOI once the transaction has closed.

Company Non-Same Store NOI	Includes the periodic effects of full or partial acquisitions of properties and certain redevelopments and other properties. See Property Schedule for full list of Non-Same Store properties.
Company NOI	Company Same Store NOI plus Company Non-Same Store NOI. Excludes full or partial reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Full or partial reductions in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

<10K Sales PSF	Comparative rolling twelve month sales.
Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.